FINDER’S FEE AGREEMENT

THIS FINDER’S FEE AGREEMENT (this “Agreement”), made as of this 20th day of September 2011, by and between INVX Peru S.A.C., an asset management company in the country of Peru (hereinafter referred to as the “Finder”), and Visual Network Design, Inc., a publicly traded Nevada corporation (hereinafter referred to as the “Company”).

RECITALS:

WHEREAS, the Company seeks to complete a private placement financing (the “Offering”) of up to 20,000,000 units of securities of the Company (the “Units”), with the right at the Company’s discretion to sell an additional 4,000,000 Units, at the purchase price of $0.25 per Unit (the “Offering Price”), each Unit consisting of one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and one five-year warrant to purchase one-half of a share of Common Stock for an exercise price of $0.625 per whole share (the “Investor Warrants”); the minimum offering amount is Twenty Five Thousand United States Dollars ($25,000 USD), provided, however, that subscriptions in lesser amounts may be accepted upon the written consent of the Company;

WHEREAS, the Company will engage the Finder to act as a non-exclusive finder in connection with the Offering; and

WHEREAS, the Finder, including its officers, directors, employees and agents, will refer to the Company only foreign nationals or foreign entities domiciled abroad transacting business in foreign or U.S. Securities and in accordance with the terms and conditions contained hereinafter and in compliance with the United States federal and state securities laws for the Offering;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto hereby agree as follows:

1.           Compensation.  If the Company successfully closes (a “Closing”) the Offering that includes a purchase of securities by a referral(s) (“Referral”) (as that term is defined below), or an affiliate or family member of such Referral(s) (hereinafter collectively referred to as an “Investor”), first referred to the Company by the Finder, the Finder shall be paid a cash fee (the “Fee”) equal to Ten Percent (10%) of the gross sales price of the securities purchased by those Investor(s) directly introduced to the Company by the Finder (the “INVX Referrals”).  In addition, the Company will be responsible for delivering to the Finder warrants exercisable for a period of five (5) years from the Closing to purchase a number of shares of Common Stock equaling Ten Percent (10%) of the number of Units sold to the INVX Referrals with an exercise price per share of $0.25.  The Finder will be responsible for its own expenses.

Payment shall be due and payable to the Finder on the date of any such Closing. If there shall be more than one Closing, the Company shall pay said Fee with respect to the consideration received at each such Closing including, if any, additional financings by the Investor. All cash compensation and warrants under this Agreement shall be paid directly by the Company to and in the name of the Finder.

2.           Procedures.  The Finder or the identified INVX Referral will forward the subscription documents to the Company’s Counsel at the address set forth in Section 9 hereof.  There are no assurances the referral will qualify as a non-US investor in compliance with Regulation S (“Regulation S”) as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).  The Finder, including its officers, directors, employees and agents, will not take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506 of Regulation D, Rule 903 of Regulation S or Section 4(2) of the Securities Act, or know of any reason why any such exemption would be otherwise unavailable.

3.           Company Discretion.  The Finder understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject, in whole or in part, any offer by, or to withdraw any offer to, Referral(s) introduced by the Finder to purchase the securities of the Company.

4.           Non-Exclusivity.  It is understood and agreed that the foregoing shall not limit the Company’s ability to retain additional placement agents, other broker dealers and/or brokers, other finders and consultants from time to time during the term of this Agreement to act as such for the Company.

5.           Term of Agreement. This Agreement shall commence on the date of the Company’s execution and delivery of same.  This Agreement will terminate upon the earlier of (a) the Closing of the Offering in which the INVX Referrals invested or (b) the termination of the Offering or (c) October 31, 2011 or as extended by the Company.

6.           Confidentiality. All financial and business information furnished by the Company to the Finder, including, but not limited to, power point presentations and other documents, material and information relating to the Company and its business and the subscription documents, as those documents may be amended, revised or supplemented (the “Confidential Information”), shall be retained by the Finder, and its officers, directors, employees and agents, on a confidential basis, and shall be used only in connection with the Offering. The Finder, upon the request of the Company, shall execute such confidentiality and/or non-disclosure agreement as are customary in engagements of this type.  Upon the request of the Company, all Confidential Information shall be returned to the Company or destroyed.

7.           Indemnification.  The Company shall indemnify, defend and hold harmless the Finder, and its employees, and agents, from and against any cost, expense, liability or obligation in respect of any securities of the Company sold in reliance upon any disclosures or information contained in the Confidential Information and all exhibits thereto or any other information (written or oral) constituting disclosures, representations or covenants in respect of the Company, its business, financial condition and/or prospects; it being understood that the Confidential Information and its contents are and shall be based solely upon information supplied and approved in advance by the Company. The Finder, its officers, directors, employees and agents shall indemnify, defend and hold harmless the Company and its respective stockholders, directors, officers, employees, agents and affiliates from and against any cost, expense, liability or obligation that results from the bad faith, gross negligence, or unauthorized representations of the Finder, or any employees and agents of the Finder, or a breach of a material term of this Agreement by the Finder or any of its employees or agents.

8.           Definitions.  The term “Referral(s)” means and is limited to any person or entity first introduced to the Company by the Finder.  Such Referral shall only be of foreign nationals or foreign entities domiciled abroad transacting business in foreign or U.S. Securities who would qualify in an Offshore Transaction (as such term is defined in Regulation S) and who are not U.S. Persons (as such term is defined in Regulation S) and are not acting for the account or benefit of a person in the United States or a U.S. Person.

9.           Notices.  All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission, overnight express mail or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, to the addresses herein: if sent to the Company, will be mailed, delivered or telefaxed and confirmed to Visual Network Design, Inc., 517 NW 8 Terrace, Cape Coral, Florida 33993, Attn: Kenneth Spiegeland, President, with a copy to Gottbetter & Partners, LLP, 488 Madison Ave., 12th Fl., New York, New York 10022, Attn: Adam S. Gottbetter, Esq., facsimile number (212) 400-6901 and if sent to the Finder, to the address indicated on the signature page hereto.

10.         General.

(a) This Agreement has been entered into and shall be interpreted under and governed by the laws of the State of New York, without regard to principles of conflicts of law or rules thereof.

THE PARTIES HERETO AGREE TO SUBMIT ALL CONTROVERSIES TO THE EXCLUSIVE JURISDICTION OF AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTAND THAT (A) ARBITRATION IS FINAL AND BINDING ON THE PARTIES, (B) THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL, (C) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS, (D) THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULES BY ARBITRATORS IS STRICTLY LIMITED, (E) THE PANEL OF THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) ARBITRATORS MAY INCLUDE AN ARBITRATOR WHO WAS OR IS AFFILIATED WITH THE SECURITIES INDUSTRY, AND (F) ALL CONTROVERSIES WHICH MAY ARISE BETWEEN THE PARTIES CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION PURSUANT TO THE RULES THEN PERTAINING TO AAA.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OVER THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED.  THE PARTIES AGREE THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM.  THE PREVAILING PARTY, AS DETERMINED BY SUCH ARBITRATORS, IN A LEGAL PROCEEDING SHALL BE ENTITLED TO COLLECT ANY COSTS, DISBURSEMENTS AND REASONABLE ATTORNEY’S FEES FROM THE OTHER PARTY.  PRIOR TO FILING AN ARBITRATION, THE PARTIES HEREBY AGREE THAT THEY WILL ATTEMPT TO RESOLVE THEIR DIFFERENCES FIRST BY SUBMITTING THE MATTER FOR RESOLUTION TO A MEDIATOR, ACCEPTABLE TO ALL PARTIES, AND WHOSE EXPENSES WILL BE BORNE EQUALLY BY ALL PARTIES.  THE MEDIATION WILL BE HELD IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, ON AN EXPEDITED BASIS.  IF THE PARTIES CANNOT SUCCESSFULLY RESOLVE THEIR DIFFERENCES THROUGH MEDIATION, THE MATTER WILL BE RESOLVED BY ARBITRATION.  THE ARBITRATION SHALL TAKE PLACE IN THE COUNTY OF NEW YORK, THE STATE OF NEW YORK, ON AN EXPEDITED BASIS.

(b)  If any part of this Agreement is found, or deemed by a court of competent jurisdiction, to be invalid or unenforceable, that part shall be severed from the remainder of this Agreement. Any modification of this Agreement will be effective only if it is in writing and signed by the authorized signatories of the parties to this Agreement.

(c)  This Agreement has been duly authorized and shall constitute a binding obligation upon each of the Finder and the Company enforceable in accordance with its terms. This Agreement represents the entire agreement by and between the Finder and the Company and supersedes any and all other agreements, whether oral or written, with respect to the Agreement.

(d)  This agreement calls for the professional services of the Finder, its employees and agents, if any, and, therefore, may not be assigned by the Finder to any third person, firm, or corporation without the prior written consent of the Company.

(e)  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the respective parties hereto.

(f)  The Finder agrees not to make any public announcement by way of advertisement, press release, or marketing or promotional materials, regarding its participation in this matter, without the Company’s prior written consent.

(g)  Notwithstanding anything to the contrary contained herein, expressed or implied, it is expressly understood and agreed that the Finder (including its employees and agents, if any) shall, at all times, be acting solely in its capacity as a Finder to the Company and as an independent contractor with respect to the Company and not as an employee or agent of the Company or the placement agent of the Offering.  Nothing contained in this Agreement shall be construed to create a joint venture, partnership, association or other affiliation, or like relationship, between or among the parties.  It is specifically agreed that the relationship is and shall remain that of independent parties to a contractual relationship and that the Finder and its officers, directors, employees and agents shall have no right to bind the Company in any manner without the written consent of the Company.  In no event shall any party be liable for the debts or obligations of any other party except as otherwise specifically provided in this Agreement.

(h)  The Finder represents and warrants that it has and will comply with all applicable foreign, U.S. federal and/or state securities laws and regulations and other requirements that may be applicable to the Finder.

(i)  The Finder acknowledges and agrees that any material breach by it of this Agreement’s covenants, representations and warranties hereunder shall, in addition to any and all other remedies of the Company, result in the forfeiture of any accrued and unpaid fees under Section 1.

(j)  The Finder is not entitled to the Fee (i) if the Offering is not closed for any reason, including, but not limited to, the Company’s decision to decline to close at any time or (ii) with respect to a Referral, if such Referral is rejected by the Company for any reason.

(k)  The monies earned and paid hereunder are not to be used for or promote any criminal or illegal purposes and will not violate any U.S. federal, state or city laws of the United States of America or any international or foreign laws.

(l)  This Agreement may be executed in any number of counterparts, including facsimile or pdf format signatures, which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have executed this Finder’s Fee Agreement as of the latest date written below.

VISUAL NETWORK DESIGN, INC.

By:	/s/ Kenneth Spiegeland
Name: Kenneth Spiegeland		Dated
Title: President

INVX PERU S.A.C.

By:	/s/ Luis A. Marchena	9-20-2011
Name: Luis A. Marchena		Dated
Title: General Manager/Director

INVX Peru S.A.C.
Centro Empresarial Blue Building
Urb. Polo Hunt
Calle Tulipanes 147, Oficina 304
Surco, Lima
Peru